Exhibit 23.5

[BDO Seidman LLP Letterhead]

Consent of Independent Registered Public Accounting Firm

PAV Republic, Inc.
Akron, Ohio

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 15, 2006, relating to the consolidated financial statements of PAV Republic, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
Troy, Michigan

December 5, 2006